TERMS SUPPLEMENT NO. 53 dated February 4, 2010
To Prospectus Supplement and Prospectus dated February 4, 2010 and
Product Supplement No. 2 dated January 7, 2010
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed Pursuant to Rule 433 Registration Statement No. 333-164694

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$[• ] [ 9.50-10.50 ]% Enhanced Yield Securities linked to the common stock of Caterpillar Inc. due May 20, 2010

$[• ] [ 11.00-12.00 ]% Enhanced Yield Securities linked to the common stock of Genworth Financial, Inc. due May 20, 2010

$[• ] [ 9.00-10.00 ]% Enhanced Yield Securities linked to the common stock of The Goldman Sachs Group, Inc. due May 20, 2010

$[• ] [ 10.50-11.50 ]% Enhanced Yield Securities linked to the common stock of Peabody Energy Corp. due August 20, 2010

$[• ] [ 8.00-9.00 ]% Enhanced Yield Securities linked to the common stock of Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts due May 20, 2010

Offering Information

Offerings:

This terms supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
Caterpillar Inc.	149123101	NYSE	CAT
Genworth Financial, Inc.	37247D106	NYSE	GNW
The Goldman Sachs Group, Inc.	38141G104	NYSE	GS
Peabody Energy Corp.	704549104	NYSE	BTU
Petróleo Brasileiro S.A. – Petrobras, American Depository	71654V408	NYSE	PBR
Receipts

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Caterpillar Inc.	May 20, 2010
	Securities linked to Genworth Financial, Inc.	May 20, 2010
	Securities linked to The Goldman Sachs Group, Inc.	May 20, 2010
	Securities linked to Peabody Energy Corp.	August 20, 2010
	Securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository	May 20, 2010
Receipts

Valuation Date: (as further	Securities linked to Caterpillar Inc.	May 13, 2010
described in product	Securities linked to Genworth Financial, Inc.	May 13, 2010
supplement no. 2)	Securities linked to The Goldman Sachs Group, Inc.	May 13, 2010
	Securities linked to Peabody Energy Corp.	August 13, 2010
	Securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository	May 13, 2010
Receipts

Interest:	Securities linked to Caterpillar Inc., expected to be [9.50-10.50]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Genworth Financial, Inc., expected to be [11.00-12.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to The Goldman Sachs Group, Inc., expected to be [9.00-10.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Peabody Energy Corp., expected to be [10.50-11.50]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts, expected to be [8.00-9.00]% per annum (to be determined on the trade date), payable monthly.

Interest Payment Dates:	Securities linked to Caterpillar Inc.	20th of each month, starting March 20, 2010, to
and including the Maturity Date
	Securities linked to Genworth Financial, Inc.	20th of each month, starting March 20, 2010, to
and including the Maturity Date
	Securities linked to The Goldman Sachs Group,	20th of each month, starting March 20, 2010, to
	Inc.	and including the Maturity Date
	Securities linked to Peabody Energy Corp.	20th of each month, starting March 20, 2010, to
and including the Maturity Date
	Securities linked to Petróleo Brasileiro S.A. –	20th of each month, starting March 20, 2010, to
	Petrobras, American Depository Receipts	and including the Maturity Date

Initial Stock Price:	Securities linked to Caterpillar Inc.	$[•]
	Securities linked to Genworth Financial, Inc.	$[•]
	Securities linked to The Goldman Sachs Group, Inc.	$[•]
	Securities linked to Peabody Energy Corp.	$[•]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras,	$[•]
American Depository Receipts

Knock-in Price:	Securities linked to Caterpillar Inc.:
$[•], the price that is 20.00% below the initial stock price.

Securities linked to Genworth Financial, Inc.:
$[•], the price that is 25.00% below the initial stock price.

Securities linked to The Goldman Sachs Group, Inc.:
$[•], the price that is 20.00% below the initial stock price.

Securities linked to Peabody Energy Corp.:
$[•], the price that is 25.00% below the initial stock price.

Securities linked to Petróleo Brasileiro S.A. – Petrobras, American
Depository Receipts : $[ • ], the price that is 20.00% below the initial stock price.

Share Amount:	Securities linked to Caterpillar Inc.	[•]
	Securities linked to Genworth Financial, Inc.	[•]
	Securities linked to The Goldman Sachs Group, Inc.	[•]
	Securities linked to Peabody Energy Corp.	[•]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras,	[•]
American Depository Receipts

Exchange Listing:	None

Trade Date:	•, 2010

Expected Original Issue Date:	•, 2010

CUSIP Number:		CUSIP No.

	Securities linked to Caterpillar Inc.	[•]
	Securities linked to Genworth Financial, Inc.	[•]
	Securities linked to The Goldman Sachs Group, Inc.	[•]
	Securities linked to Peabody Energy Corp.	[•]
	Securities linked to Petróleo Brasileiro S.A. – Petrobras, American	[•]
Depository Receipts

Securities linked to Caterpillar Inc.	Per Security	Total

Public Offering Price	$1,000.00	$•
Underwriting Discount and Commission(1)	$9.00	$•
Proceeds to Eksportfinans ASA	$991.00	$•

Securities linked to Genworth Financial, Inc.	Per Security	Total

Public Offering Price	$1,000.00	$•
Underwriting Discount and Commission(1)	$9.00	$•
Proceeds to Eksportfinans ASA	$991.00	$•

Securities linked to The Goldman Sachs Group, Inc.	Per Security	Total

Public Offering Price	$1,000.00	$•
Underwriting Discount and Commission(1)	$9.00	$•
Proceeds to Eksportfinans ASA	$991.00	$•

Securities linked to Peabody Energy Corp	Per Security	Total

Public Offering Price	$1,000.00	$•
Underwriting Discount and Commission(1)	$12.50	$•
Proceeds to Eksportfinans ASA	$987.50	$•

Securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts	Per Security	Total

Public Offering Price	$1,000.00	$•
Underwriting Discount and Commission(1)	$9.00	$•
Proceeds to Eksportfinans ASA	$991.00	$•

(1) In addition to the underwriting discount and commission, the public offering price specified above includes structuring and development costs and the estimated cost of hedging our obligations under the securities. If the securities were priced today, the underwriting discount and commission and structuring and development costs would total approximately $15.50 per $1,000.00 principal amount of the securities linked to Caterpillar Inc., approximately $15.50 per $1,000.00 principal amount of the securities linked to Genworth Financial, Inc., approximately $15.50 per $1,000.00 principal amount of the securities linked to The Goldman Sachs Group, Inc., approximately $22.50 per $1,000.00 principal amount of the securities linked to Peabody Energy Corp., and approximately $15.50 per $1,000.00 principal amount of the securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts. The actual underwriting discount and commission and structuring and development costs for each issuance of securities will be set forth in the final terms supplement. In no event will the underwriting discount and commission and structuring and development costs exceed $25.50 per $1,000.00 principal amount for securities linked to Caterpillar Inc., Genworth Financial, Inc., The Goldman Sachs Group, Inc., and Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts or $30.00 per $1,000.00 principal amount for securities linked to Peabody Energy Corp. See “Supplemental Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 2 dated January 7, 2010.

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this terms supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this terms supplement together with the prospectus dated February 4, 2010, as supplemented by the prospectus supplement dated February 4, 2010 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated February 4, 2010. This terms supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 2 dated February 4, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000089109210000433/e37698_424b2.htm

  Prospectus supplement and prospectus dated February 4, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000095012310008669/u08181fv3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement no. 2 dated February [4], 2010 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of the underwriting discount and commission, and structuring and development costs in the initial public offering price and certain hedging costs are likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Caterpillar Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $52.24;

  a hypothetical knock-in price of $41.792;

  an interest rate of 10.00%; and

  an investment term of 91 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$26.12	-50.00%	-47.47%	$525.28	-	-
$28.73	-45.00%	-42.47%	$575.28	-	-
$31.34	-40.00%	-37.47%	$625.28	-	-
$33.96	-35.00%	-32.47%	$675.28	-	-
$36.57	-30.00%	-27.47%	$725.28	-	-
$39.18	-25.00%	-22.47%	$775.28	-	-
$41.792(2)	-20.00%	-17.47%	$825.28	-	-
$44.40	-15.00%	-12.47%	$875.28	2.53%	$1,025.28
$47.02	-10.00%	-7.47%	$925.28	2.53%	$1,025.28
$49.63	-5.00%	-2.47%	$975.28	2.53%	$1,025.28
$52.24(3)	0.00%	2.53%	$1,025.28	2.53%	$1,025.28
$54.85	5.00%	2.53%	$1,025.28	2.53%	$1,025.28
$57.46	10.00%	2.53%	$1,025.28	2.53%	$1,025.28
$60.08	15.00%	2.53%	$1,025.28	2.53%	$1,025.28
$62.69	20.00%	2.53%	$1,025.28	2.53%	$1,025.28
$65.30	25.00%	2.53%	$1,025.28	2.53%	$1,025.28
$67.91	30.00%	2.53%	$1,025.28	2.53%	$1,025.28
$70.52	35.00%	2.53%	$1,025.28	2.53%	$1,025.28
$73.14	40.00%	2.53%	$1,025.28	2.53%	$1,025.28
$75.75	45.00%	2.53%	$1,025.28	2.53%	$1,025.28
$78.36	50.00%	2.53%	$1,025.28	2.53%	$1,025.28

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 91-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. Caterpillar Inc.*

* Assumes an interest rate of 10.00% per annum and a 91-day term.

Securities linked to Genworth Financial, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $13.84;

  a hypothetical knock-in price of $10.380;

  an interest rate of 11.50%; and

  an investment term of 91 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.92	-50.00%	-47.09%	$529.07	-	-
$7.61	-45.00%	-42.09%	$579.07	-	-
$8.30	-40.00%	-37.09%	$629.07	-	-
$9.00	-35.00%	-32.09%	$679.07	-	-
$9.69	-30.00%	-27.09%	$729.07	-	-
$10.380(2)	-25.00%	-22.09%	$779.07	-	-
$11.07	-20.00%	-17.09%	$829.07	2.91%	$1,029.07
$11.76	-15.00%	-12.09%	$879.07	2.91%	$1,029.07
$12.46	-10.00%	-7.09%	$929.07	2.91%	$1,029.07
$13.15	-5.00%	-2.09%	$979.07	2.91%	$1,029.07
$13.84(3)	0.00%	2.91%	$1,029.07	2.91%	$1,029.07
$14.53	5.00%	2.91%	$1,029.07	2.91%	$1,029.07
$15.22	10.00%	2.91%	$1,029.07	2.91%	$1,029.07
$15.92	15.00%	2.91%	$1,029.07	2.91%	$1,029.07
$16.61	20.00%	2.91%	$1,029.07	2.91%	$1,029.07
$17.30	25.00%	2.91%	$1,029.07	2.91%	$1,029.07
$17.99	30.00%	2.91%	$1,029.07	2.91%	$1,029.07
$18.68	35.00%	2.91%	$1,029.07	2.91%	$1,029.07
$19.38	40.00%	2.91%	$1,029.07	2.91%	$1,029.07
$20.07	45.00%	2.91%	$1,029.07	2.91%	$1,029.07
$20.76	50.00%	2.91%	$1,029.07	2.91%	$1,029.07

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 91-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. Genworth Financial, Inc. *

* Assumes an interest rate of 11.50% per annum and a 91-day term.

Securities linked to The Goldman Sachs Group, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $148.72;

  a hypothetical knock-in price of $118.976;

  an interest rate of 9.50%; and

  an investment term of 91 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$74.36	-50.00%	-47.60%	$524.01	-	-
$81.80	-45.00%	-42.60%	$574.01	-	-
$89.23	-40.00%	-37.60%	$624.01	-	-
$96.67	-35.00%	-32.60%	$674.01	-	-
$104.10	-30.00%	-27.60%	$724.01	-	-
$111.54	-25.00%	-22.60%	$774.01	-	-
$118.976(2)	-20.00%	-17.60%	$824.01	-	-
$126.41	-15.00%	-12.60%	$874.01	2.40%	$1,024.01
$133.85	-10.00%	-7.60%	$924.01	2.40%	$1,024.01
$141.28	-5.00%	-2.60%	$974.01	2.40%	$1,024.01
$148.72(3)	0.00%	2.40%	$1,024.01	2.40%	$1,024.01
$156.16	5.00%	2.40%	$1,024.01	2.40%	$1,024.01
$163.59	10.00%	2.40%	$1,024.01	2.40%	$1,024.01
$171.03	15.00%	2.40%	$1,024.01	2.40%	$1,024.01
$178.46	20.00%	2.40%	$1,024.01	2.40%	$1,024.01
$185.90	25.00%	2.40%	$1,024.01	2.40%	$1,024.01
$193.34	30.00%	2.40%	$1,024.01	2.40%	$1,024.01
$200.77	35.00%	2.40%	$1,024.01	2.40%	$1,024.01
$208.21	40.00%	2.40%	$1,024.01	2.40%	$1,024.01
$215.64	45.00%	2.40%	$1,024.01	2.40%	$1,024.01
$223.08	50.00%	2.40%	$1,024.01	2.40%	$1,024.01

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 91-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. The Goldman Sachs Group, Inc. *

* Assumes an interest rate of 9.50% per annum and a 91-day term.

Securities linked to Peabody Energy Corp.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $42.12;

  a hypothetical knock-in price of $31.590;

  an interest rate of 11.00%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$21.06	-50.00%	-44.47%	$555.31	-	-
$23.17	-45.00%	-39.47%	$605.31	-	-
$25.27	-40.00%	-34.47%	$655.31	-	-
$27.38	-35.00%	-29.47%	$705.31	-	-
$29.48	-30.00%	-24.47%	$755.31	-	-
$31.590(2)	-25.00%	-19.47%	$805.31	-	-
$33.70	-20.00%	-14.47%	$855.31	5.53%	$1,055.31
$35.80	-15.00%	-9.47%	$905.31	5.53%	$1,055.31
$37.91	-10.00%	-4.47%	$955.31	5.53%	$1,055.31
$40.01	-5.00%	0.53%	$1,005.31	5.53%	$1,055.31
$42.12(3)	0.00%	5.53%	$1,055.31	5.53%	$1,055.31
$44.23	5.00%	5.53%	$1,055.31	5.53%	$1,055.31
$46.33	10.00%	5.53%	$1,055.31	5.53%	$1,055.31
$48.44	15.00%	5.53%	$1,055.31	5.53%	$1,055.31
$50.54	20.00%	5.53%	$1,055.31	5.53%	$1,055.31
$52.65	25.00%	5.53%	$1,055.31	5.53%	$1,055.31
$54.76	30.00%	5.53%	$1,055.31	5.53%	$1,055.31
$56.86	35.00%	5.53%	$1,055.31	5.53%	$1,055.31
$58.97	40.00%	5.53%	$1,055.31	5.53%	$1,055.31
$61.07	45.00%	5.53%	$1,055.31	5.53%	$1,055.31
$63.18	50.00%	5.53%	$1,055.31	5.53%	$1,055.31

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. Peabody Energy Corp.*

* Assumes an interest rate of 11.00% per annum and a 181-day term.

Securities linked to Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $40.57;

  a hypothetical knock-in price of $32.456;

  an interest rate of 8.50%; and

  an investment term of 91 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$20.29	-50.00%	-47.85%	$521.49	-	-
$22.31	-45.00%	-42.85%	$571.49	-	-
$24.34	-40.00%	-37.85%	$621.49	-	-
$26.37	-35.00%	-32.85%	$671.49	-	-
$28.40	-30.00%	-27.85%	$721.49	-	-
$30.43	-25.00%	-22.85%	$771.49	-	-
$32.456(2)	-20.00%	-17.85%	$821.49	-	-
$34.48	-15.00%	-12.85%	$871.49	2.15%	$1,021.49
$36.51	-10.00%	-7.85%	$921.49	2.15%	$1,021.49
$38.54	-5.00%	-2.85%	$971.49	2.15%	$1,021.49
$40.57(3)	0.00%	2.15%	$1,021.49	2.15%	$1,021.49
$42.60	5.00%	2.15%	$1,021.49	2.15%	$1,021.49
$44.63	10.00%	2.15%	$1,021.49	2.15%	$1,021.49
$46.66	15.00%	2.15%	$1,021.49	2.15%	$1,021.49
$48.68	20.00%	2.15%	$1,021.49	2.15%	$1,021.49
$50.71	25.00%	2.15%	$1,021.49	2.15%	$1,021.49
$52.74	30.00%	2.15%	$1,021.49	2.15%	$1,021.49
$54.77	35.00%	2.15%	$1,021.49	2.15%	$1,021.49
$56.80	40.00%	2.15%	$1,021.49	2.15%	$1,021.49
$58.83	45.00%	2.15%	$1,021.49	2.15%	$1,021.49
$60.86	50.00%	2.15%	$1,021.49	2.15%	$1,021.49

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 91-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts*

* Assumes an interest rate of 8.50% per annum and a 91-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Caterpillar, Inc. is the leader in construction and mining equipment, and diesel and natural gas engines and industrial gas turbines in our size range. The company is also a leading services provider through Cat Financial, Caterpillar Logistics Services Inc., Caterpillar Remanufacturing Services and Progress Rail Services Corporation (Progress Rail). Information filed with the SEC by Caterpillar Inc. under the Exchange Act can be located by reference to SEC file number 001-00768.

     According to its publicly available documents, Genworth Financial, Inc. is a leading financial security company dedicated to providing insurance, investment and financial solutions that help meet the homeownership, life security, wealth management and retirement security needs of more than 15 million customers, with a presence in more than 25 countries. Information filed with the SEC by Genworth Financial, Inc. under the Exchange Act can be located by reference to SEC file number 001-32195.

     According to its publicly available documents, The Goldman Sachs Group, Inc. is a bank holding company and a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Information filed with the SEC by The Goldman Sachs Group, Inc. under the Exchange Act can be located by reference to SEC file number 001-14965.

     According to its publicly available documents, Peabody Energy Corp. is the largest private-sector coal company in the world. Peabody Energy Corp. owns majority interests in 30 coal mining operations located in the U.S. and Australia. Additionally, Peabody Energy Corp. owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. Information filed with the SEC by Peabody Energy Corp. under the Exchange Act can be located by reference to SEC file number 001-16463.

     According to its publicly available documents, Petróleo Brasileiro S.A.—Petrobras was incorporated in 1953 and is one of the world’s largest integrated oil and gas companies. Petrobras is controlled by the Brazilian federal government, but its common and preferred shares are publicly traded. Petrobras engages in a broad range of oil and gas activities including: oil and gas exploration, development and production activities in Brazil, sales and transfers of crude oil in domestic and foreign markets, transfers of natural gas to the Gas and Energy segment and sales of oil products produced at natural gas processing plants. Information filed with the SEC by Petróleo Brasileiro S.A. – Petrobras under the Exchange Act can be located by reference to SEC file number.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for Caterpillar Inc., Peabody Energy Corp, The Goldman Sachs Group, Inc. and Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to January 29, 2010. The table for Genworth Financial, Inc. sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for the period from April 1, 2004 to December 31, 2004, the four calendar quarters in each of 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to January 29, 2010. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Caterpillar Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	42.72	36.26	39.54
4/1/2004	6/30/2004	42.38	36.01	39.72
7/1/2004	9/30/2004	40.65	34.25	40.23
10/1/2004	12/31/2004	49.36	38.40	48.76
1/1/2005	3/31/2005	49.98	43.22	45.72
4/1/2005	6/30/2005	51.49	41.35	47.66
7/1/2005	9/30/2005	59.87	47.43	58.75
10/1/2005	12/31/2005	59.84	48.30	57.77
1/1/2006	3/31/2006	77.20	57.05	71.81
4/1/2006	6/30/2006	82.00	64.41	74.48
7/1/2006	9/30/2006	75.43	62.09	65.80
10/1/2006	12/31/2006	70.91	58.85	61.33
1/1/2007	3/31/2007	68.43	57.98	67.03
4/1/2007	6/30/2007	82.88	65.87	78.30
7/1/2007	9/30/2007	87.00	70.59	78.43
10/1/2007	12/31/2007	82.74	67.00	72.56
1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67
1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99
1/1/2010	2/03/2010	64.42	51.03	53.39

Genworth Financial, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
4/1/2004	6/30/2004	23.03	18.75	22.95
7/1/2004	9/30/2004	23.99	20.75	23.30
10/1/2004	12/31/2004	27.84	22.77	27.00
1/1/2005	3/31/2005	29.74	25.72	27.52
4/1/2005	6/30/2005	31.00	26.80	30.23
7/1/2005	9/30/2005	33.49	29.27	32.24
10/1/2005	12/31/2005	35.25	29.73	34.58
1/1/2006	3/31/2006	35.13	31.54	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/30/2006	36.37	32.96	35.01
10/1/2006	12/31/2006	36.47	32.18	34.21
1/1/2007	3/31/2007	37.16	33.69	34.94
4/1/2007	6/30/2007	37.00	34.05	34.40
7/1/2007	9/30/2007	35.20	26.50	30.73
10/1/2007	12/31/2007	31.99	23.26	25.45
1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.70	17.81
7/1/2008	9/30/2008	19.60	3.51	8.61
10/1/2008	12/31/2008	8.32	0.71	2.83
1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.76	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.38	11.35
1/1/2010	2/03/2010	14.38	11.52	14.70

The Goldman Sachs Group, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	109.29	96.15	104.35
4/1/2004	6/30/2004	107.50	87.70	94.16
7/1/2004	9/30/2004	94.96	83.29	93.24
10/1/2004	12/31/2004	110.88	90.74	104.04
1/1/2005	3/31/2005	113.93	101.79	109.99
4/1/2005	6/30/2005	114.25	94.77	102.02
7/1/2005	9/30/2005	121.70	102.16	121.58
10/1/2005	12/31/2005	134.94	110.35	127.71
1/1/2006	3/31/2006	159.62	124.25	156.96
4/1/2006	6/30/2006	169.31	136.90	150.43
7/1/2006	9/30/2006	171.15	139.00	169.17
10/1/2006	12/31/2006	206.39	168.51	199.35
1/1/2007	3/31/2007	222.75	189.85	206.63
4/1/2007	6/30/2007	233.94	203.29	216.75
7/1/2007	9/30/2007	225.76	157.38	216.74
10/1/2007	12/31/2007	250.70	197.10	215.05
1/1/2008	3/31/2008	215.05	140.27	165.39
4/1/2008	6/30/2008	203.30	161.22	174.90
7/1/2008	9/30/2008	190.00	86.85	128.00
10/1/2008	12/31/2008	142.00	47.44	84.39
1/1/2009	3/31/2009	115.64	59.13	106.02
4/1/2009	6/30/2009	151.17	103.95	147.44
7/1/2009	9/30/2009	188.00	135.24	184.35
10/1/2009	12/31/2009	193.59	160.20	168.84
1/1/2010	2/03/2010	178.72	147.84	157.23

Peabody Energy Corp.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	11.84	8.52	10.89
4/1/2004	6/30/2004	13.11	9.77	13.10
7/1/2004	9/30/2004	14.14	11.88	13.93
10/1/2004	12/31/2004	20.32	12.64	18.94
1/1/2005	3/31/2005	23.83	17.20	21.70
4/1/2005	6/30/2005	26.43	18.42	24.36
7/1/2005	9/30/2005	40.26	24.35	39.49
10/1/2005	12/31/2005	40.70	33.10	38.58
1/1/2006	3/31/2006	49.15	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/30/2006	56.00	30.85	34.43
10/1/2006	12/31/2006	45.49	31.88	37.83
1/1/2007	3/31/2007	41.76	33.89	37.67
4/1/2007	6/30/2007	52.20	37.41	45.30
7/1/2007	9/30/2007	47.74	35.97	44.82
10/1/2007	12/31/2007	62.55	44.49	61.64
1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75
1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.20
10/1/2009	12/31/2009	48.14	34.54	45.21
1/1/2010	2/03/2010	51.94	41.64	44.07

Petróleo Brasileiro S.A. – Petrobras, American Depository Receipts

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	8.69	7.08	8.37
4/1/2004	6/30/2004	8.90	6.03	7.01
7/1/2004	9/30/2004	9.02	6.65	8.81
10/1/2004	12/31/2004	10.14	8.45	9.94
1/1/2005	3/31/2005	12.54	9.30	11.04
4/1/2005	6/30/2005	13.31	10.04	13.03
7/1/2005	9/30/2005	18.54	12.33	17.86
10/1/2005	12/31/2005	18.47	14.50	17.81
1/1/2006	3/31/2006	23.73	18.16	21.66
4/1/2006	6/30/2006	26.86	17.25	22.33
7/1/2006	9/30/2006	24.09	18.45	20.96
10/1/2006	12/31/2006	25.75	19.31	25.75
1/1/2007	3/31/2007	25.95	20.81	24.88
4/1/2007	6/30/2007	31.18	24.63	30.32
7/1/2007	9/30/2007	38.52	24.38	37.75
10/1/2007	12/31/2007	59.58	36.44	57.62
1/1/2008	3/31/2008	62.74	44.36	51.06
4/1/2008	6/30/2008	77.61	50.47	70.83
7/1/2008	9/30/2008	71.76	36.50	43.95
10/1/2008	12/31/2008	43.90	14.73	24.49
1/1/2009	3/31/2009	35.30	22.22	30.47
4/1/2009	6/30/2009	46.10	30.16	40.98
7/1/2009	9/30/2009	46.52	34.31	45.90
10/1/2009	12/31/2009	53.45	43.69	47.68
1/1/2010	2/03/2010	49.35	40.06	41.40

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Caterpillar Inc.	%	%
Securities linked to Genworth Financial, Inc.	%	%
Securities linked to The Goldman Sachs Group, Inc.	%	%
Securities linked to Peabody Energy Corp.	%	%
Securities linked to Petróleo Brasileiro S.A. – Petrobras,	%	%
American Depository Receipts

     Please refer to “Taxation in the United States” beginning on page PS-32 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of  • between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-35 of the accompanying product supplement no. 2.